WESTERN OHIO FINANCIAL CORPORATION

Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of Western Ohio Financial Corporation (the “Company”) for the quarterly period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John W. Raisbeck, Chief Executive Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2004	/s/ John W. Raisbeck
John W. Raisbeck, Chief Executive Officer

     In connection with the Quarterly Report on Form 10-Q of Western Ohio Financial Corporation (the “Company”) for the quarterly period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert A. Kuehl, Chief Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2004	/s/ Robert A. Kuehl
Robert A. Kuehl, Chief Financial Officer

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